Exhibit 24.

POWER OF ATTORNEY

We, the undersigned directors of Questar Pipeline Company, hereby severally constitute R. Allan Bradley and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2007 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2007 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

                 Signature

             Title

Date

__________/s/_______________

Chairman of the Board

_02/12/08__

K. O. Rattie

__________/s/_   ____________

President and

_02/12/08__

R. Allan Bradley

Chief Executive Officer

__________/s/_______________

Director

_02/12/08__

A. K. Allred

__________/s/_______________

Director

_02/12/08__

Teresa Beck

__________/s/_______________

Director

_02/12/08__

L. Richard Flury

__________/s/_______________

Director

_02/12/08__

Gary G. Michael

__________/s/_______________

Director

_02/12/08__

Bruce A. Williamson